Exhibit 4.8

FORWARD PHARMA A/S

2014 OMNIBUS EQUITY

INCENTIVE COMPENSATION PLAN

1.                                      Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting, motivating and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s shares by such Employees, Consultants and Non-Employee Directors.

2.                                      Definitions

The following terms shall have the definitions set forth in this Section 2.  Exhibit A contains excerpts of the U.S. laws and regulations referred to in the Plan.  These excerpts are for information purposes only and shall not limit or otherwise restrict the Committee’s authority under Section 4, including, without limitation, its authority to construe and interpret the Plan.

2.1.                            “ADR” means an American Depositary Receipt of the Company listed on NASDAQ, each representing a specified number of ADSs.

2.2.                            “ADS” means an American Depositary Share represented by an ADR, each representing a specified number of Class A Shares.

2.3.                            “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.4.                            “Award” means a grant of Class A Shares, Deferred Shares, Restricted Shares or Options under the Plan.

2.5.                            “Award Agreement” means the written agreement, instrument or document evidencing an Award, including any such item in an electronic medium.

2.6.                            “Board” means the Board of Directors of the Company.

2.7.                            “Cause” means (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth therein, “Cause” shall have the meaning given such term in the applicable Award Agreement; and (c) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or “Cause” is not defined therein, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or Affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or Affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment, consulting, severance or similar agreement (if any) with the Company or its Subsidiaries or Affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or Affiliates; or (viii) repeated failure to devote substantially all of the Participant’s time and efforts to the Company.

2.8.                            “Change in Control” means, after the Effective Date (and not including the public offering of the Company, which shall not be treated as a Change in Control for purposes of the Plan), any of the following events:

(a)                                 a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company or (iii) a person who beneficially owns, directly or indirectly, immediately prior to the Effective Date, more than 50% of the combined voting power of the Company’s then outstanding securities (a “50% Owner), is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(b)                                 the Company merges or consolidates with any other corporation, other than in a merger or consolidation in which (1) a 50% Owner continues to own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) the holders of the voting securities of the Company immediately prior to such merger or consolidation continue to own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company immediately prior to such merger or consolidation; or

(c)                                  the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

(d)                                 Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section 2.6(d), would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.9.                            “Class A Shares” means the Class A Shares of the Company, par value DKK 1 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.10.                     “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.  A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.11.                     “Committee” means the committee designated by the Board to administer the Plan under Section 4 or, if no such committee is designated, the Board.

2.12.                     “Company” means Forward Pharma A/S, a corporation organized under the laws of the Kingdom of Denmark, or any successor corporation.

2.13.                     “Consultant” means an individual who renders services to the Company, a Subsidiary or an Affiliate as a consultant, advisor or independent contractor.

2.14.                     “Deferral Period” means the period during which the receipt of a Deferred Share Award under Section 7 will be deferred.

2.15.                     “Deferred Shares” means Class A Shares to be delivered at the end of a Deferral Period and awarded by the Committee under Section 7.

2.16.                     “Disqualifying Disposition” means any disposition (including any sale) of Class A Shares acquired upon the exercise of an Incentive Stock Option before the later of (a) two years after the date of grant of the Incentive Stock Option and (b) one year after the date the Participant acquired such Class A Shares by exercising the Incentive Stock Option.

2.17.                     “Effective Date” has the meaning set forth in Section 22.

2.18.                     “Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

2.19.                     “Fair Market Value” means the fair market value of the Class A Shares determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law.  Unless otherwise determined by the Committee, the Fair Market Value of the Class A Shares shall mean, on any given date, the average closing price of one Class A Share on the principal securities exchange on which the Class A Shares are listed for the two week period ending on such date or, if Class A Shares were not traded on such date, on the last preceding day on which the Class A Shares were traded.

2.20.                     “Incentive Stock Option” means an Option or a portion thereof that satisfies the requirements of an incentive stock option as defined in Section 422 of the Code and that does not provide in the applicable Award Agreement that such Option will not be treated as an Incentive Stock Option.

2.21.                     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.22.                     “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act.

2.23.                     “Non-Qualified Option” means an Option or a portion thereof that is not intended to be an Incentive Stock Option and is designated in the applicable Award Agreement as a Non-Qualified Option.

2.24.                     “Option” means a right to purchase or subscribe (as applicable pursuant to the Award Agreement) a specified number of Class A Shares at a specified price awarded by the Committee under Section 9 of the Plan.

2.25.                     “Participant” means any Employee, Consultant or Non-Employee Director who receives an Award.

2.26.                     “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met at the time the Award is granted).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.27.                     “Plan” means the Forward Pharma A/S 2014 Omnibus Equity Incentive Compensation Plan herein set forth, as amended from time to time.

2.28.                     “Restricted Shares” means Class A Shares awarded by the Committee under Section 8 of the Plan.

2.29.                     “Restriction Period” means the period during which Awards of Restricted Shares awarded under Section 8 of the Plan are subject to forfeiture.

2.30.                     “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.31.                     “Termination of Service” means the termination of a Participant’s service with the Company or a Subsidiary or Affiliate, whether as an Employee, Consultant or Non-Employee Director; provided that, in the case of an Award subject to Section 409A of the Code, no Termination of Service shall be deemed to have occurred unless such Termination of Service constitute a “separation from service” within the meaning of Section 409A of the Code. A Participant shall not be deemed to have undergone a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary or Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service and, in the case of any Award that is subject to Section 409A of the Code, such change does not otherwise constitute a “separation from service” within the meaning of Section 409A of the Code.  For example, a change in status from an Employee of the Company to a Non-Employee Director of an Affiliate will not constitute a Termination of Service. Subject to Section 409A, if applicable, the Committee or its delegate, in its sole discretion, may determine whether a Participant has undergone a Termination of Service in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.32.                     “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or a Subsidiary.

3.                                      Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

4.                                      Administration and Implementation of Plan

4.1.                            The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, their Employees, Consultants and directors, Participants, persons claiming rights from or through Participants and shareholders of the Company.  No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee with respect to the Plan or any Awards granted hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2.                            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Consultants and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of Class A Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3.                            The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any vesting period.  All Awards shall be evidenced by an Award Agreement.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to the achievement of such Performance Goals as may be specified by the Committee.

4.4.                            To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act or (ii) Employees who are delegated authority by the Committee pursuant to this Section.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  The Committee may at any time rescind the authority delegated to any person pursuant to this Section.  Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

5.                                      Shares Subject to the Plan

5.1.                            Subject to adjustment as provided in Section 10, the maximum number of Class A Shares available for Awards under the Plan shall be 10 percent of the Class A Shares on the date the Board approves the Plan, of which 50 percent shall be available for awards of Incentive Stock Options.  Subject to adjustment as provided in Section 10, the maximum number of Class A Shares that may be granted to any individual Participant during any calendar year shall be 50 percent of the maximum number of Class A Shares available for Awards under the Plan.

5.2.                            The Class A Shares available for Awards under the Plan may be new shares to be subscribed for by the Participants and/or existing shares held by the Company. This will be decided by the Committee on a case by case basis and set forth in the individual Award Agreements.

5.3.                            If any shares subject to an Award are forfeited or such Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination and to the extent consistent with applicable law, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.  If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

5.4.                            Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall, to the extent consistent with applicable law, not reduce the maximum number of shares available for delivery under the Plan.

6.                                      Class A Shares

An Award of Class A Shares is a grant by the Company of a specified number of shares of Class A Shares to the Participant, which shares are not subject to forfeiture except as set forth in Section 18.  Upon the Award of Class A Shares, the Committee may direct the number of Class A Shares subject to such Award be issued to the Participant, designating the Participant as the registered owner.  The Participant shall have all of the customary rights of a shareholder with respect to the Award of Class A Shares, including the right to vote the Class A Shares and receive dividends with respect to the Class A Shares.

7.                                      Deferred Shares

An Award of Deferred Shares is an agreement by the Company to deliver to the Participant a specified number of shares of Class A Shares at the end of a specified Deferral Period or Periods.  Such an Award shall be subject to the following terms and conditions:

7.1.                            Upon the Award of Deferred Shares, the Committee shall direct that the number of shares subject to such Award be reserved for issuance by the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement.  Prior to issuance and delivery of the Deferred Shares, the Participant shall have no rights as a shareholder with respect to any Deferred Shares reserved for future issuance in connection with the Participant’s Deferred Share Award.

7.2.                            The Deferral Period shall commence on the grant date and end at the time or times set forth by the Committee in the applicable Award Agreement, including, without limitation, upon the achievement of applicable Performance Goals.  The Deferral Period may consist of one or more installments.

7.3.                            During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Share Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

7.4.                            Provided that the Deferred Share has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Share applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

8.                                      Restricted Shares

An Award of Restricted Shares is a grant by the Company of a specified number of shares of Class A Shares to the Participant, which shares are subject to restrictions on sale, transfer, assignment or other disposition, as well as forfeiture upon the happening of specified events, during the applicable Restriction Period.  Such an Award shall be subject to the following terms and conditions:

8.1.                            Upon the Award of Restricted Shares, the Committee may direct the number of shares of Class A Shares subject to such Award be issued to the Participant or placed in a restricted share account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner.  The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period.  In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

8.2.                            The Restriction Period shall commence on the grant date and lapse at the time or times set forth by the Committee in the applicable Award Agreement, including, without limitation, upon the achievement of applicable Performance Goals.  The Restriction Period may consist of one or more installments.

8.3.                            During the Restriction Period, the Participant shall have the right to vote Restricted Shares.  During the Restriction Period, unless otherwise provided in an Award Agreement, any dividends or distributions paid with respect to any Restricted Shares shall be subject to the same restrictions as apply to such Restricted Shares and shall be paid to the Participant only if and when the applicable Restriction Period lapses.

8.4.                            Provided that the Restricted Shares have not been previously forfeited, at the end of the Restriction Period or any installment thereof, the restrictions imposed under the Award Agreement with respect to the Restricted Shares applicable to such installment shall lapse, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

9.                                      Options

Options give a Participant the right to purchase a or subscribe for (as applicable pursuant to the Award Agreement) specified number of Class A Shares from the Company for a specified time period at a fixed price.  Options may be either Incentive Stock Options or Non-Qualified Options.  The grant of Options shall be subject to the following terms and conditions:

9.1.                            The price per share at which Class A Shares may be purchased or subscribed for upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a Class A Share on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines or unless otherwise specifically provided for in an Award Agreement.

9.2.                            The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

9.3.                            Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on the achievement of Performance Goals or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of one Class A Share. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

9.4.                            Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded.  Incentive Stock Options may only be granted to Employees of the Company or a Subsidiary and may not be granted to Employees of Affiliates or to Consultants or Non-Employee Directors.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Class A Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds USD100,000, such excess Incentive Stock Option shall be treated as a Non-Qualified Option.  Each Incentive Stock Option Award Agreement shall contain a provision requiring the Participant to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Class A Shares acquired pursuant to the exercise of such Incentive Stock Option.  No Incentive Stock Options shall be granted under the Plan unless the Plan is approved by the Company’s shareholders within 12 months before or after the Effective Date.

9.5.                            The option price of the Class A Share received upon the exercise of an Option shall be paid within three days of the date of exercise: (a) in cash or (b) if explicitly permitted in an Award Agreement, (i) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Class A Shares covered by the Option, (ii) by the withholding of shares otherwise due upon the exercise of the Option with a Fair Market Value at the time of exercise equal to all or a portion of the aggregate exercise price or (iii) in whole or in part in Class A Shares held by the Participant and valued at Fair Market Value at the time of exercise.  An Option may be exercised only for a whole number of Class A Shares.

9.6.                            Except as otherwise provided in an Award Agreement, in the event a Participant’s Termination of Service, the Participant (or the Participant’s legal representative or estate, as applicable) may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of such Termination of Service) only within such period of time ending on the earlier of (a) the date three months following such Termination of Service (12 months thereafter in the case of a Termination of Service due to the Participant’s death) and (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if such Termination of Service is by the Company or a Subsidiary or Affiliate for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable with no compensation due therefor.  If, after such Termination of Service, the Participant does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall immediately terminate and cease to be exercisable with no compensation due therefor.

10.                               Effect of Changes in Capitalization; Change in Control

10.1.                     In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any recapitalization, forward share split or reverse share split, reorganization, division, merger, consolidation, spin-off, combination, dissolution, division, share exchange or other similar corporate transaction or event that affects the Class A Shares, the Committee shall adjust, recapitalize or modify (a) the number and kind of Class A Shares or other shares, including, without limitation, any ADRs and ADSs in respect of any such shares, which may thereafter be issued in connection with Awards, (b) the number and kind of Class A Shares or other shares, including, without limitation, any ADRs and ADSs in respect of any such shares, issuable in respect of outstanding Awards, (c) the aggregate number and kind of Class A Shares or other shares, including, without limitation, any ADRs and ADSs in respect of any such shares, available under the Plan, and/or (d) the exercise or grant price relating to any Award, provided however that no such adjustment shall take place merely as a result of the issuance of Awards pursuant to the Plan in the normal course (even if, to the extent permitted by the Plan, such Awards have an exercise price less than fair market value of the underlying Class A Shares, or other shares, including, without limitation, any ADRs and ADSs in respect of any such shares, on the grant date).  For the sake of clarity, in the event of a change in the Company’s capital structure by reason of (i) a capital increase (including, without limitation, the issuance of additional Class A Shares or other shares of the Company, warrants to subscribe for shares of the Company, or Awards under the Plan), (ii) a capital decrease (including, without limitation, any repurchase of shares of the Company or the cancellation or termination of warrants to subscribe for shares of the Company or the cancellation or termination of Awards under the Plan), (iii) an issuance of bonus or compensatory shares of the Company, (iv) an issuance of convertible debt instruments of the Company, or (v) dividends, neither the purchase price or exercise price of Awards under the Plan or the number of shares which may be subscribed or purchased pursuant to the Awards under the Plan shall be adjusted unless otherwise specifically provided for in an Award Agreement.  The terms of the immediately preceding sentence shall apply even if the transaction giving rise to such change in the Company’s capital structure shall take place at a price below the fair market value of the Company’s shares at the time of the transaction.

10.2.                     In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

10.3.                     Except as otherwise provided in an Award Agreement, upon a Change in Control , the Committee may, in its discretion (a) cancel any outstanding Options in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Option less the applicable option price, (b) after having given the Participant a reasonable chance to exercise any vested outstanding Options, terminate any or all of the Participant’s unexercised Options, (c) cause the surviving corporation to assume all outstanding Options or replace all outstanding Options with economically comparable awards or (d) take such other action as the Committee shall determine to be appropriate; provided that any such action shall substantially preserve the economic value of such Options determined as of immediately prior to such Change in Control.

11.                               Termination and Amendment

11.1.                     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any applicable law or regulation or the rules of any stock exchange or automated quotation system on which the Class A Shares may then be listed or quoted; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such

Award, except as the Committee determines in its sole discretion to be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom.

11.2.                     The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.

12.                               No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, Consultant or Non-Employee Director any right to be retained in the employment or service of the Company, any Subsidiary or Affiliate.

13.                               Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Class A Shares or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Class A Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Withholding of taxes in the form of Class A Shares shall not occur at a rate that exceeds the minimum required withholding rates under applicable law or regulation.  If explicitly provided in the applicable Award Agreement, Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold Class A Shares that would otherwise be received in connection with such Award.

14.                               Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive

Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

15.                               No Rights to Awards; No Shareholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Class A Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

16.                               Foreign Nationals

Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are not U.S citizens or permanent residents or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.                               Securities Law Requirements

17.1.                     No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any applicable law of any Class A Shares otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise.  In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

17.2.                     The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder.  The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

18.                               Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law to be applicable to the Participant.

19.                               Termination

Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 5-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

20.                               Fractional Shares

The Company will not be required to issue any fractional shares of pursuant to the Plan.  The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

21.                               Governing Law and Exclusive Jurisdiction

Except as otherwise expressly provided herein, the Plan and all actions taken hereunder shall be governed in accordance with the laws of the Kingdom of Denmark; provided, however, that Award Agreements with respect to Awards granted to Participants who are employed by, or provide services to, the Company or any Subsidiary or Affiliate outside of the Kingdom of Denmark may, at the Committee’s discretion, specify that such Awards are governed by the laws of the jurisdiction in which such services are provided.  Unless otherwise provided in an Award Agreement, any legal proceeding arising out of or relating to the Plan or an Award will be instituted in the courts of the Kingdom of Denmark, and the Company and, by accepting an Award hereunder, the Participant hereby consent to the personal and exclusive jurisdiction of such courts and waive any objection that they might have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

22.                               Effective Date

The Plan shall be effective as of July 24, 2014.

Exhibit A

Applicable U.S. Laws and Regulations

1.              Section 13(d) of the 1934 Act.

(d) Reports by persons acquiring more than five per centum of certain classes of securities

(1) Any person who, after acquiring directly or indirectly the beneficial ownership of any equity security of a class which is registered pursuant to section 78l of this title, or any equity security of an insurance company which would have been required to be so registered except for the exemption contained in section 78l (g)(2)(G) of this title, or any equity security issued by a closed-end investment company registered under the Investment Company Act of 1940 (15 U.S.C. 80a—1 et seq.) or any equity security issued by a Native Corporation pursuant to section 1629c (d)(6) of title 43, or otherwise becomes or is deemed to become a beneficial owner of any of the foregoing upon the purchase or sale of a security-based swap that the Commission may define by rule, and is directly or indirectly the beneficial owner of more than 5 per centum of such class shall, within ten days after such acquisition or within such shorter time as the Commission may establish by rule, file with the Commission, a statement containing such of the following information, and such additional information, as the Commission may by rules and regulations, prescribe as necessary or appropriate in the public interest or for the protection of investors—

(A) the background, and identity, residence, and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

(B) the source and amount of the funds or other consideration used or to be used in making the purchases, and if any part of the purchase price is represented or is to be represented by funds or other consideration borrowed or otherwise obtained for the purpose of acquiring, holding, or trading such security, a description of the transaction and the names of the parties thereto, except that where a source of funds is a loan made in the ordinary course of business by a bank, as defined in section 78c (a)(6) of this title, if the person filing such statement so requests, the name of the bank shall not be made available to the public;

(C) if the purpose of the purchases or prospective purchases is to acquire control of the business of the issuer of the securities, any plans or proposals which such persons may have to liquidate such issuer, to sell its assets to or merge it with any other persons, or to make any other major change in its business or corporate structure;

(D) the number of shares of such security which are beneficially owned, and the number of shares concerning which there is a right to acquire, directly or indirectly, by

(i) such person, and

(ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

(E) information as to any contracts, arrangements, or understandings with any person with respect to any securities of the issuer, including but not limited to transfer of any of the securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or guaranties of profits, division of losses or profits, or the giving or withholding of proxies, naming the persons with whom such contracts, arrangements, or understandings have been entered into, and giving the details thereof.

(2) If any material change occurs in the facts set forth in the statement filed with the Commission, an amendment shall be filed with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.

(3) When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a “person” for the purposes of this subsection.

(4) In determining, for purposes of this subsection, any percentage of a class of any security, such class shall be deemed to consist of the amount of the outstanding securities of such class, exclusive of any securities of such class held by or for the account of the issuer or a subsidiary of the issuer.

(5) The Commission, by rule or regulation or by order, may permit any person to file in lieu of the statement required by paragraph (1) of this subsection or the rules and regulations thereunder, a notice stating the name of such person, the number of shares of any equity securities subject to paragraph (1) which are owned by him, the date of their acquisition and such other information as the Commission may specify, if it appears to the Commission that such securities were acquired by such person in the ordinary course of his business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer nor in connection with or as a participant in any transaction having such purpose or effect.

(6) The provisions of this subsection shall not apply to—

(A) any acquisition or offer to acquire securities made or proposed to be made by means of a registration statement under the Securities Act of 1933 (15 U.S.C. 77a et seq.);

(B) any acquisition of the beneficial ownership of a security which, together with all other acquisitions by the same person of securities of the same class during the preceding twelve months, does not exceed 2 per centum of that class;

(C) any acquisition of an equity security by the issuer of such security;

(D) any acquisition or proposed acquisition of a security which the Commission, by rules or regulations or by order, shall exempt from the provisions of this subsection as not entered into for the purpose of, and not having the effect of, changing or influencing the control of the issuer or otherwise as not comprehended within the purposes of this subsection.

2.              Section 14(d) of the 1934 Act.

(d) Tender offer by owner of more than five per centum of class of securities; exceptions

(1) It shall be unlawful for any person, directly or indirectly, by use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, to make a tender offer for, or a request or invitation for tenders of, any class of any equity security which is registered pursuant to section 78l of this title, or any equity security of an insurance company which would have been required to be so registered except for the exemption contained in section 78l (g)(2)(G) of this title, or any equity security issued by a a closed-end investment company registered under the Investment Company Act of 1940 (15 U.S.C. 80a—1 et seq.), if, after consummation thereof, such person would, directly or indirectly, be the beneficial owner of more than 5 per centum of such class, unless at the time copies of the offer or request or invitation are first published or sent or given to security holders such person has filed with the Commission a statement containing such of the information specified in section 78m (d) of this title, and such additional information as the Commission may by rules and regulations prescribe as necessary or appropriate in the public interest or for the protection of investors. All requests or invitations for tenders or advertisements making a tender offer or requesting or inviting tenders of such a security shall be filed as a part of such statement and shall contain such of the information contained in such statement as the Commission may by rules and regulations prescribe. Copies of any additional material soliciting or requesting such tender offers subsequent to the initial solicitation or request shall contain such information as the Commission may by rules and regulations prescribe as necessary or appropriate in the public interest or for the protection of investors, and shall be filed with the Commission not later than the time copies of such material are first published or sent or given to security holders. Copies of all statements, in the form in which such material is furnished to security holders and the Commission, shall be sent to the issuer not later than the date such material is first published or sent or given to any security holders.

(2) When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a “person” for purposes of this subsection.

(3) In determining, for purposes of this subsection, any percentage of a class of any security, such class shall be deemed to consist of the amount of the outstanding securities of such class, exclusive of any securities of such class held by or for the account of the issuer or a subsidiary of the issuer.

(4) Any solicitation or recommendation to the holders of such a security to accept or reject a tender offer or request or invitation for tenders shall be made in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.

(5) Securities deposited pursuant to a tender offer or request or invitation for tenders may be withdrawn by or on behalf of the depositor at any time until the expiration of seven days after the time definitive copies of the offer or request or invitation are first published or sent or given to security holders, and at any time after sixty days from the date of the original tender offer or request or invitation, except as the Commission may otherwise prescribe by rules, regulations, or order as necessary or appropriate in the public interest or for the protection of investors.

(6) Where any person makes a tender offer, or request or invitation for tenders, for less than all the outstanding equity securities of a class, and where a greater number of securities is deposited pursuant thereto within ten days after copies of the offer or request or invitation are first published or sent or given to security holders than such person is bound or willing to take up and pay for, the securities taken up shall be taken up as nearly as may be pro rata, disregarding fractions, according to the number of securities deposited by each depositor. The provisions of this subsection shall also apply to securities deposited within ten days after notice of an increase in the consideration offered to security holders, as described in paragraph (7), is first published or sent or given to security holders.

(7) Where any person varies the terms of a tender offer or request or invitation for tenders before the expiration thereof by increasing the consideration offered to holders of such securities, such person shall pay the increased consideration to each security holder whose securities are taken up and paid for pursuant to the tender offer or request or invitation for tenders whether or not such securities have been taken up by such person before the variation of the tender offer or request or invitation.

(8) The provisions of this subsection shall not apply to any offer for, or request or invitation for tenders of, any security—

(A) if the acquisition of such security, together with all other acquisitions by the same person of securities of the same class during the preceding twelve months, would not exceed 2 per centum of that class;

(B) by the issuer of such security; or

(C) which the Commission, by rules or regulations or by order, shall exempt from the provisions of this subsection as not entered into for the purpose of, and not having the effect of, changing or influencing the control of the issuer or otherwise as not comprehended within the purposes of this subsection.

3.              Section 16 of the 1934 Act.

(a) Disclosures required

(1) Directors, officers, and principal stockholders required to file

Every person who is directly or indirectly the beneficial owner of more than 10 percent of any class of any equity security (other than an exempted security) which is registered pursuant to section 78l of this title, or who is a director or an officer of the issuer of such security, shall file the statements required by this subsection with the Commission.

(2) Time of filing

The statements required by this subsection shall be filed—

(A) at the time of the registration of such security on a national securities exchange or by the effective date of a registration statement filed pursuant to section 78l (g) of this title;

(B) within 10 days after he or she becomes such beneficial owner, director, or officer, or within such shorter time as the Commission may establish by rule;

(C) if there has been a change in such ownership, or if such person shall have purchased or sold a security-based swap agreement involving such equity security, before the end of the second business day following the day on which the subject transaction has been executed, or at such other time as the Commission shall establish, by rule, in any case in which the Commission determines that such 2-day period is not feasible.

(3) Contents of statements

A statement filed—

(A) under subparagraph (A) or (B) of paragraph (2) shall contain a statement of the amount of all equity securities of such issuer of which the filing person is the beneficial owner; and

(B) under subparagraph (C) of such paragraph shall indicate ownership by the filing person at the date of filing, any such changes in such ownership, and such purchases and sales of the security-based swap agreements or security-based swaps as have occurred since the most recent such filing under such subparagraph.

(4) Electronic filing and availability

Beginning not later than 1 year after July 30, 2002—

(A) a statement filed under subparagraph (C) of paragraph (2) shall be filed electronically;

(B) the Commission shall provide each such statement on a publicly accessible Internet site not later than the end of the business day following that filing; and

(C) the issuer (if the issuer maintains a corporate website) shall provide that statement on that corporate website, not later than the end of the business day following that filing.

(b) Profits from purchase and sale of security within six months

For the purpose of preventing the unfair use of information which may have been obtained by such beneficial owner, director, or officer by reason of his relationship to the issuer, any profit realized by him from any purchase and sale, or any sale and purchase, of any equity security of such issuer (other than an exempted security) or a security-based swap agreement involving any such equity security within any period of less than six months, unless such security or security-based swap agreement was acquired in good faith in connection with a debt previously contracted, shall inure to and be recoverable by the issuer, irrespective of any intention on the part of such beneficial owner, director, or officer in entering into such transaction of holding the security or security-based swap agreement purchased or of not repurchasing the security or security-based swap agreement sold for a period exceeding six months. Suit to recover such profit may be instituted at law or in equity in any court of competent jurisdiction by the issuer, or by the owner of any security of the issuer in the name and in behalf of the issuer if the issuer shall fail or refuse to bring such suit within sixty days after request or shall fail diligently to prosecute the same thereafter; but no such suit shall be brought more than two years after the date such profit was realized. This subsection shall not be construed to cover any transaction where such beneficial owner was not such both at the time of the purchase and sale, or the sale and purchase, of the security or security-based swap agreement or a security-based swap involved, or any transaction or transactions which the Commission by rules and regulations may exempt as not comprehended within the purpose of this subsection.

(c) Conditions for sale of security by beneficial owner, director, or officer

It shall be unlawful for any such beneficial owner, director, or officer, directly or indirectly, to sell any equity security of such issuer (other than an exempted security), if the person selling the security or his principal

(1) does not own the security sold, or

(2) if owning the security, does not deliver it against such sale within twenty days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation; but no person shall be deemed to have violated this subsection if he proves that notwithstanding the exercise of good faith he was unable to make such delivery or deposit within such time, or that to do so would cause undue inconvenience or expense.

(d) Securities held in investment account, transactions in ordinary course of business, and establishment of primary or secondary market

The provisions of subsection (b) of this section shall not apply to any purchase and sale, or sale and purchase, and the provisions of subsection (c) of this section shall not apply to any sale, of an equity security not then or theretofore held by him in an investment account, by a dealer in the ordinary course of his business and incident to the establishment or maintenance by him of a primary or secondary market (otherwise than on a national securities exchange or an exchange exempted from registration under section 78e of this title) for such security. The Commission may, by such rules and regulations as it deems necessary or appropriate in the public interest, define and prescribe terms and conditions with respect to securities held in an investment account and transactions made in the ordinary course of business and incident to the establishment or maintenance of a primary or secondary market.

(e) Application of section to foreign or domestic arbitrage transactions

The provisions of this section shall not apply to foreign or domestic arbitrage transactions unless made in contravention of such rules and regulations as the Commission may adopt in order to carry out the purposes of this section.

(f) Treatment of transactions in security futures products

The provisions of this section shall apply to ownership of and transactions in security futures products.

(g) Limitation on Commission authority

The authority of the Commission under this section with respect to security-based swap agreements shall be subject to the restrictions and limitations of section 78c—1 (b) of this title

4.              Rule 13D-3 under the 1934 Act.

Determination of beneficial owner.

(a) For the purposes of sections 13(d) and 13(g) of the Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(1) Voting power which includes the power to vote, or to direct the voting of, such security; and/or,

(2) Investment power which includes the power to dispose, or to direct the disposition of, such security.

(b) Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Act shall be deemed for purposes of such sections to be the beneficial owner of such security.

(c) All securities of the same class beneficially owned by a person, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of shares beneficially owned by such person.

(d) Notwithstanding the provisions of paragraphs (a) and (c) of this rule:

(1)

(i) A person shall be deemed to be the beneficial owner of a security, subject to the provisions of paragraph (b) of this rule, if that person has the right to acquire beneficial ownership of such security, as defined in Rule 13d-3(a) (§ 240.13d-3(a)) within sixty days, including but not limited to any right to acquire: (A) Through the exercise of any option, warrant or right; (B) through the conversion of a security; (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (D) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in paragraphs (d)(1)(i)(A), (B) or (C), of this section, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power. Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(ii) Paragraph (d)(1)(i) of this section remains applicable for the purpose of determining the obligation to file with respect to the underlying security even though the option, warrant, right or convertible security is of a class of equity security, as defined in § 240.13d-1(i), and may therefore give rise to a separate obligation to file.

(2) A member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

(3) A person who in the ordinary course of his business is a pledgee of securities under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged securities until the pledgee has taken all formal steps necessary which are required to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided, that:

(i) The pledgee agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b);

(ii) The pledgee is a person specified in Rule 13d-1(b)(ii), including persons meeting the conditions set forth in paragraph (G) thereof; and

(iii) The pledgee agreement, prior to default, does not grant to the pledgee;

(A) The power to vote or to direct the vote of the pledged securities; or

(B) The power to dispose or direct the disposition of the pledged securities, other than the grant of such power(s) pursuant to a pledge agreement under which credit is extended subject to regulation T (12 CFR 220.1 to 220.8) and in which the pledgee is a broker or dealer registered under section 15 of the act.

(4) A person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 shall not be deemed to be the beneficial owner of such securities until the expiration of forty days after the date of such acquisition.

5.              Rule 16b-3(b)(3) under the 1934 Act.

(b) Definitions.

(3)

i.                 A Non-Employee Director shall mean a director who:

A.            Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

B.            Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K and

C.            Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

ii.             Notwithstanding paragraph (b)(3)(i) of this section, a Non-Employee Director of a closedend investment company shall mean a director who is not an interested person of the issuer, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

6.              Rule 16a-1(f) under the 1934 Act.

The term “officer” shall mean an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. In addition, when the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the issuer is a trust, officers or employees of the trustee(s) who perform policy-making functions for the trust are deemed officers of the trust

7.              Section 409A of the Code:

(a) (2)(A) In general. The requirements of this paragraph are met if the plan provides that compensation deferred under the plan may not be distributed earlier than—

(i) separation from service as determined by the Secretary (except as provided in subparagraph (B)(i)),

(ii) the date the participant becomes disabled (within the meaning of subparagraph (C)),

(iii) death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the plan at the date of the deferral of such compensation,

(v) to the extent provided by the Secretary, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or

(vi) the occurrence of an unforeseeable emergency

8.              Treasury Regulation 1.409A-1 under Section 409A of the Code.

(h) Separation from service—

(1) Employees—

(i) In general. An employee separates from service with the employer if the employee dies, retires, or otherwise has a termination of employment with the employer. However, for purposes of this paragraph (h)(1), the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the service recipient under an applicable statute or by contract. For purposes of this paragraph (h)(1), a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the employee will return to perform services for the employer. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.

(ii) Termination of employment. Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the employer if the employee has been providing services to the employer less than 36 months). Facts and circumstances to be considered in making this determination include, but are not limited to, whether the employee continues to be treated as an employee for other purposes (such as continuation of salary and participation in employee benefit programs), whether similarly situated service providers have been treated consistently, and whether the employee is permitted, and realistically available, to perform services for other service recipients in the same line of business. An employee is presumed to have separated from service where the level of bona fide services performed decreases to a level equal to 20 percent or less of the average level of services performed by the employee during the immediately preceding 36-month period. An employee will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is 50 percent or more of the average level of service performed by the employee during the immediately preceding 36-month period. No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20 percent and less than 50 percent of the average level of bona fide services performed during the immediately preceding 36-month period. The presumption is rebuttable by demonstrating that the employer and the employee reasonably anticipated that as of a certain date the level of bona fide services would be reduced permanently to a level less than or equal to 20 percent of the average level of bona fide services provided during the immediately preceding 36-month period or full period of services provided to the employer if the employee has been providing services to the service recipient for a period of less than 36 months (or that the level of bona fide services would not be so reduced). For example, an employee may demonstrate that the employer and employee reasonably anticipated that the employee would cease providing services, but that, after the original cessation of services, business circumstances such as termination of the employee’s replacement caused the employee to return to employment. Although the employee’s return to employment may cause the employee to be presumed to have continued in employment because the employee is providing services at a rate equal to the rate at which the employee was providing services before the termination of employment, the facts and circumstances in this case would demonstrate that at the time the employee originally ceased to provide services, the employee and the service recipient reasonably anticipated that the employee would not provide services in the future. Notwithstanding the foregoing provisions of this paragraph (h)(1)(ii), a plan may treat another level of reasonably anticipated permanent reduction in the level of bona fide services as a separation from service, provided that the level of reduction required must be designated in writing as a specific percentage, and the reasonably anticipated reduced level of bona fide services must be greater than 20 percent but less that 50 percent of the average level of bona fide services provided in the immediately preceding 36 months. The plan must specify the definition of separation from service on or before the date on which a separation from service is designated as a time of payment of the applicable amount deferred, and once designated, any change to the definition of separation from service with respect to such amount deferred will be subject to the rules regarding subsequent deferrals and the acceleration of payments. For purposes of this paragraph (h)(1)(ii), for periods during which an employee is on a paid bona fide leave of absence (as defined in paragraph (h)(1)(i) of this section) and has not otherwise terminated employment pursuant to paragraph (h)(1)(i) of this section, the employee is treated as providing bona fide services at a level equal to the level of services that the employee would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods during which an employee is on an unpaid bona fide leave of absence (as defined in paragraph (h)(1)(i) of this section) and has not otherwise terminated employment pursuant to paragraph (h)(1)(i) of this section, are disregarded for purposes of this paragraph (h)(1)(ii) (including for purposes of determining the applicable 36-month (or shorter) period).

(2) Independent contractors—

(i) In general. An independent contractor is considered to have a separation from service with the service recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the service recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship. An expiration does not constitute a good faith and complete termination of the contractual relationship if the service recipient anticipates a renewal of a contractual relationship or the independent contractor becoming an employee. For this purpose, a service recipient is considered to anticipate the renewal of the contractual relationship with an independent contractor if it intends to contract again for the services provided under the expired contract, and neither the service recipient nor the independent contractor has eliminated the independent contractor as a possible provider of services under any such new contract. Further, a service recipient is considered to intend to contract again for the services provided under an expired contract if the service recipient’s doing so is conditioned only upon incurring a need for the services, the availability of funds, or both.

(ii) Special rule. Notwithstanding paragraph (h)(2)(i) of this section, a plan is considered to satisfy the requirement described in § 1.409A-3(a)(1) with respect to an amount payable upon a separation from service if, with respect to amounts payable to a service provider who is an independent contractor, the plan provides that—

(A) No amount will be paid to the service provider before a date at least 12 months after the day on which the contract expires under which the service provider performs services for the service recipient (or, in the case of more than one contract, all such contracts expire); and

(B) No amount payable to the service provider on that date will be paid to the service provider if, after the expiration of the contract (or contracts) and before that date, the service provider performs services for the service recipient as an independent contractor or an employee.

9.              Treasury Regulation 1.409A-3 under Section 409A of the Code.

(i) Definitions and special rules

(2) Separation from service—required delay in payment to a specified employee pursuant to a separation from service—

(i) In general. In the case of any service provider who is a specified employee (as defined in § 1.409A-1(i)) as of the date of a separation from service, the requirements of paragraph (a)(1) of this section permitting a payment upon a separation from service are satisfied only if payments may not be made before the date that is six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the specified employee). For this purpose, a service provider who is not a specified employee as of the date of a separation from service will not be treated as subject to this requirement even if the service provider would have become a specified employee if the service provider had continued to provide services through the next specified employee effective date. Similarly, a service provider who is treated as a specified employee as of the date of a separation from service will be subject to this requirement even if the service provider would not have been treated as a specified employee after the next specified employee effective date had the specified employee continued providing services through the next specified employee effective date. Notwithstanding the foregoing, this paragraph (i)(2)(i) does not apply to a payment made under the circumstances described in paragraph (j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes) of this section.

(ii) Application of payment rules to delayed payments. The required delay in payment is met if payments to which a specified employee would otherwise be entitled during the first six months following the date of separation from service are accumulated and paid on the first day of the seventh month following the date of separation from service, or if each payment to which a specified employee is otherwise entitled upon a separation from service is delayed by six months. A service recipient may retain discretion to choose which method will be implemented, provided that no direct or indirect election as to the method may be provided to the service provider. For an affected specified employee, a date upon which the plan or the service recipient designates that the payment will be made after the six-month delay is treated as a fixed payment date for purposes of paragraph (d) of this section once the separation from service has occurred.

(5) Change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation—

(i) In general. Pursuant to section 409A(a)(2)(A)(v), a plan may permit a payment upon the occurrence of a change in the ownership of the corporation (as defined in paragraph (i)(5)(v) of this section), a change in effective control of the corporation (as defined in paragraph (i)(5)(vi) of this section), or a change in the ownership of a substantial portion of the assets of the corporation (as defined in paragraph (i)(5)(vii) of this section) (collectively referred to as a change in control event). To qualify as a change in control event, the occurrence of the event must be objectively determinable and any requirement that any other person or group, such as a plan administrator or compensation committee, certify the occurrence of a change in control event must be strictly ministerial and not involve any discretionary authority. The plan may provide for a payment on a particular type or types of change in control events, and need not provide for a payment on all such events, provided that each event upon which a payment is provided qualifies as a change in control event. For rules regarding the ability of the service recipient to terminate the plan and pay amounts of deferred compensation upon a change in control event, see paragraph (j)(4)(ix)(B) of this section.

(ii) Identification of relevant corporation—

(A) In general. To constitute a change in control event with respect to the service provider, the change in control event must relate to—

(1) The corporation for whom the service provider is performing services at the time of the change in control event;

(2) The corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of service by the service provider for such corporation (or corporations) or there is a bona fide business purpose for such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making such corporation or corporations liable for such payment is the avoidance of Federal income tax; or

(3) A corporation that is a majority shareholder of a corporation identified in paragraph (i)(5)(ii)(A)(1) or (2) of this section, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i)(5)(ii)(A)(1) or (2) of this section.

(B) Majority shareholder. For purposes of this paragraph (i)(5)(ii), a majority shareholder is a shareholder owning more than 50 percent of the total fair market value and total voting power of such corporation

10.       Section 422 of the Code.

(a) In general

Section 421 (a) shall apply with respect to the transfer of a share of stock to an individual pursuant to his exercise of an incentive stock option if—

(1) no disposition of such share is made by him within 2 years from the date of the granting of the option nor within 1 year after the transfer of such share to him, and

(2) at all times during the period beginning on the date of the granting of the option and ending on the day 3 months before the date of such exercise, such individual was an employee of either the corporation granting such option, a parent or subsidiary corporation of such corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which section 424 (a) applies.

(b) Incentive stock option.  For purposes of this part, the term “incentive stock option” means an option granted to an individual for any reason connected with his employment by a corporation, if granted by the employer corporation or its parent or subsidiary corporation, to purchase stock of any of such corporations, but only if—

(1) the option is granted pursuant to a plan which includes the aggregate number of shares which may be issued under options and the employees (or class of employees) eligible to receive options, and which is approved by the stockholders of the granting corporation within 12 months before or after the date such plan is adopted;

(2) such option is granted within 10 years from the date such plan is adopted, or the date such plan is approved by the stockholders, whichever is earlier;

(3) such option by its terms is not exercisable after the expiration of 10 years from the date such option is granted;

(4) the option price is not less than the fair market value of the stock at the time such option is granted;

(5) such option by its terms is not transferable by such individual otherwise than by will or the laws of descent and distribution, and is exercisable, during his lifetime, only by him; and

(6) such individual, at the time the option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

Such term shall not include any option if (as of the time the option is granted) the terms of such option provide that it will not be treated as an incentive stock option.

(c) Special rules

(1) Good faith efforts to value of stock

If a share of stock is transferred pursuant to the exercise by an individual of an option which would fail to qualify as an incentive stock option under subsection (b) because there was a failure in an attempt, made in good faith, to meet the requirement of subsection (b)(4), the requirement of subsection (b)(4) shall be considered to have been met. To the extent provided in regulations by the Secretary, a similar rule shall apply for purposes of subsection (d).

(2) Certain disqualifying dispositions where amount realized is less than value at exercise

If—

(A) an individual who has acquired a share of stock by the exercise of an incentive stock option makes a disposition of such share within either of the periods described in subsection (a)(1), and

(B) such disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to such individual,

then the amount which is includible in the gross income of such individual, and the amount which is deductible from the income of his employer corporation, as compensation attributable to the exercise of such option shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such share.

(3) Certain transfers by insolvent individuals

If an insolvent individual holds a share of stock acquired pursuant to his exercise of an incentive stock option, and if such share is transferred to a trustee, receiver, or other similar fiduciary in any proceeding under title 11 or any other similar insolvency proceeding, neither such transfer, nor any other transfer of such share for the benefit of his creditors in such proceeding, shall constitute a disposition of such share for purposes of subsection (a)(1).

(4) Permissible provisions

An option which meets the requirements of subsection (b) shall be treated as an incentive stock option even if—

(A) the employee may pay for the stock with stock of the corporation granting the option,

(B) the employee has a right to receive property at the time of exercise of the option, or

(C) the option is subject to any condition not inconsistent with the provisions of subsection (b).

Subparagraph (B) shall apply to a transfer of property (other than cash) only if section 83 applies to the property so transferred.

(5) 10-percent shareholder rule

Subsection (b)(6) shall not apply if at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

(6) Special rule when disabled

For purposes of subsection (a)(2), in the case of an employee who is disabled (within the meaning of section 22 (e)(3)), the 3-month period of subsection (a)(2) shall be 1 year.

(7) Fair market value

For purposes of this section, the fair market value of stock shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(d) $100,000 per year limitation

(1) In general

To the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the 1st time by any individual during any calendar year (under all plans of the individual’s employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

(2) Ordering rule

Paragraph (1) shall be applied by taking options into account in the order in which they were granted.

(3) Determination of fair market value

For purposes of paragraph (1), the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted.

11.       Section 424(d) of the Code.

(d) Attribution of stock ownership

For purposes of this part, in applying the percentage limitations of sections 422 (b)(6) and 423 (b)(3)—

(1) the individual with respect to whom such limitation is being determined shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

(2) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.